SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          February 28, 2014

            ONSTREAM MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-22849	65-0420146
(Commission File Number)	(IRS Employer Identification Number)

   1291 SW 29 Avenue, Pompano Beach, Florida 33069

(Address of executive offices and Zip Code)

(954) 917-6655

(Registrant's Telephone Number, Including Area Code)

______________________________

(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]             Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

[ ]             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]             Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement

Item 3.02                   Unregistered Sales of Equity Securities

            We have previously disclosed a March 21, 2013 financing transaction with Sigma Opportunity Fund II, LLC (“Sigma”), which was amended on June 14, 2013, under which aggregate gross proceeds of $945,000 were received by us and which had an outstanding balance of $902,000 as of September 30, 2013 (“Previous Sigma Note”). On February 28, 2014, the terms of the Previous Sigma Note were amended so that principal and interest payments otherwise due on the Previous Sigma Note, starting with the December 31, 2013 payment and ending with the September 30, 2014 payment, were eliminated and replaced with monthly principal and interest payments on the last day of October and November 2014 plus a final principal and interest payment on the December 18, 2014 maturity date of the Previous Sigma Note. Interest at 17% per annum will continue to accrue on the outstanding principal balance (including the portion representing these eliminated principal and interest payments), compounding monthly and added to the respective note principal amount until paid. As of February 28, 2014, the outstanding principal balance under the Previous Sigma Note was approximately $895,000 (including accrued interest made a part of that balance) and all other terms of the Previous Sigma Note remain in effect. After giving effect to the February 28, 2014 modification, the payments due under the Previous Sigma Note will be as follows:

October 31, 2014	$50,000 principal plus $13,991 interest
November 30, 2014	$50,000 principal plus $13,282 interest
December 18, 2014	$887,599 principal (including previously accrued interest made part of principal) plus $7,441 interest

We also completed another transaction with Sigma on February 28, 2014 (the “New Sigma Closing”), under which we received $500,000 (less certain fees as discussed below) pursuant to a senior secured note (“New Sigma Note”) issued to Sigma and collateralized by all of our assets, subordinated only to security interests already held in connection with outstanding financings with Rockridge Capital Holdings LLC (“Rockridge”) and Thermo Credit LLC. The $500,000 principal, plus interest accrued at 17% per annum and compounding monthly, is due on October 31, 2014.

In connection with the New Sigma Note, we agreed to issue 350,000 restricted common shares to Sigma as well as reimburse $11,354 of Sigma’s legal and other expenses related to this financing, $10,000 of which was paid by us at the time of signing the initial term sheet and the balance withheld from the gross proceeds of the New Sigma Note at the time of the New Sigma Closing. We also agreed to issue 150,000 restricted common shares to Sigma Capital Advisors, LLC (“Sigma Capital”), and pay them a $167,857 advisory fee, in connection with an Advisory Services Agreement dated February 28, 2014, of which $107,857 was withheld from the gross proceeds of the New Sigma Note at the time of the New Sigma Closing and the $60,000 balance is payable in installments of $15,000 per month commencing April 1, 2014. The unpaid portion of this fee will be due regardless of the early repayment of the New Sigma Note or the Previous Sigma Note.

In accordance with the terms of the New Sigma Note financing, if by June 30, 2014 we have not signed a definitive agreement calling for receipt of funds in excess of $2.0 million as a result of the sale of all or a part of our operations or assets, we will be obligated to issue Sigma and Sigma Capital, in aggregate, another 300,000 restricted common shares plus pay Sigma Capital an additional cash fee of $100,000. Even if such a definitive agreement is signed and as a result we are not required to issue those additional shares or pay those additional fees, but we have any remaining obligations to Sigma (other than the Sigma Put Right discussed below) as of October 15, 2014, we must then issue Sigma and Sigma Capital, in aggregate, 150,000 restricted common shares plus pay Sigma Capital an additional cash fee of $50,000 and if there are any remaining obligations to Sigma (other than the Sigma Put Right discussed below) as of November 15, 2014, we must then issue Sigma and Sigma Capital, in aggregate, another 150,000 restricted common shares plus pay Sigma Capital an additional cash fee of $50,000.

Sigma shall have the right to convert the New Sigma Note (including the accrued interest thereon), in its entirety or partially, and at its option, into our common shares at a price of $1.00 per share.

Commencing on December 18, 2014, and extending for a period of one year thereafter, Sigma will have the right to require us to purchase up to 1 million of our common shares still held by them, at $0.25 per share (the “Sigma Put Right”). Our obligation under the Sigma Put Right is collateralized by all of our assets, subordinated only to security interests already held in connection with outstanding financings with Thermo Credit and Rockridge.

At any time prior to December 18, 2014, and extending for a period of one year thereafter, we shall have the right to purchase any and all of our common shares that were issued to Sigma and still held by them at the higher of (i) a 20% discount to the 15 trading day volume-weighted average share price (“VWAP”) or (ii) $0.25 per share. Commencing June 30, 2014, we may not exercise this call option while we are in possession of any material nonpublic information regarding any agreement (other than terminated or expired agreements) for a transaction calling for receipt of funds in excess of $2.0 million as a result of the sale of any portion of our business, however structured, including, without limitation, sale of assets, subsidiaries or business units.

Upon our receipt of funds in excess of $2.0 million as a result of the sale of any portion of our business, however structured, including, without limitation, sale of assets, subsidiaries or business units, and/or (ii) the issuance of additional equity, debt or convertible debt capital, and/or (iii) our consolidation or merger with or into another entity, all outstanding principal and interest with respect to the Previous Sigma Note and/or the New Sigma Note will be due.

The terms of the New Sigma Note required that we use at least $107,000 of the related proceeds to pay principal on our outstanding note due to Rockridge (the “Rockridge Note”).  Accordingly, on February 28, 2014 the Rockridge Note was amended whereby we made an immediate principal payment to Rockridge of $119,616 plus accrued interest of $7,794 through that date, with the remaining $400,000 of outstanding principal (that under the previous terms would have been due in monthly installments through September 30, 2014) being due in a single balloon payment on October 14, 2014. Interest will continue to accrue at 12% per annum, and will be due in payments of $6,000 on April 14, 2014 plus $4,000 per month commencing on May 14, 2014 through October 14, 2014. In connection with the issuance of the New Sigma Note, an intercreditor agreement was executed between Sigma and Rockridge, which terms included Rockridge’s agreement (along with our agreement) that Sigma has the right, but not the obligation, to repay the Rockridge Note at face value at any point after October 14, 2014, and always in case of a default on the Previous Sigma Note, the New Sigma Note or the Rockridge Note. Such repayment amount would be added to the principal of the Previous Sigma Note, would accrue interest at 17% per annum and such amount plus accrued interest would be payable by us on December 18, 2014. In the event of such repayment by Sigma, Sigma would receive fees in cash and shares calculated on a pro-rata basis comparable to the terms of the New Sigma Note, based on the amount repaid to Rockridge and the amount of time the repaid debt would be unpaid by us after such repayment. For example, if $400,000 were to be repaid to Rockridge by Sigma on October 14, 2014, we would owe Sigma a fee of approximately $30,000 cash plus approximately 106,000 common shares.

The above summary of the financing terms and conditions is qualified in its entirety by the contents of the transaction documents, which are attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2 and 10.3 to Item 9.01 of this Form 8-K and which are incorporated herein by reference.

All of the restricted common shares listed above were offered and sold without the related offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission promulgated thereunder), in reliance on an exemption set forth in Section 4(2) thereof.

Item 9.01       Financial Statements and Exhibits

(c) Exhibits

Exhibit No.    Description

4.1               Senior Secured Note issued to Sigma Opportunity Fund II, LLC by Onstream Media and its Subsidiaries, dated February 28, 2014

4.2               Second Amendment and Allonge dated February 28, 2014 to Senior Secured Note dated March 18, 2013 and amended June 14, 2013 and issued to Sigma Opportunity Fund II, LLC by Onstream Media and its Subsidiaries

4.3               Allonge #3 dated February 28, 2014 to Convertible Promissory Note dated April 14, 2009 and amended on September 11, 2009 and December 11, 2012 – Rockridge

10.1             Note Purchase Agreement between Sigma Opportunity Fund II, LLC and Onstream Media and its Subsidiaries, dated February 28, 2014

10.2             Security Agreement between Sigma Opportunity Fund II, LLC and Onstream Media and its Subsidiaries, dated February 28, 2014

10.3             Advisory Services Agreement between Sigma Capital Advisors, LLC and Onstream Media, dated February 28, 2014

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONSTREAM MEDIA CORPORATION

                                                                                    By: /s/ Robert E. Tomlinson

March 4, 2014                                                                   Robert E. Tomlinson, CFO